Exhibit 99(a)(9)

VINTAGE MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

VINTAGE MUTUAL FUNDS, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                    Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FOURTH of the Charter of the Corporation, the Board of Directors has duly designated and classified all of the authorized shares of the Technology Fund series of the Corporation’s capital stock (namely, all of the Class A Shares, Class B Shares, Class C Shares and Class D Shares of the Technology Fund series), all of which are unissued, into undesignated and unclassified shares of the capital stock of the Corporation.

(1)           Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 100,000,000,000 shares of capital stock, $0.001 par value per share (the “Shares”), 809,987,393 Shares being designated as the Vintage Bond Fund, all of which Shares were designated as the Class A Shares class of the Vintage Bond Fund; 5,000,000,000 Shares being designated as the Liquid Assets Fund, of which 1,250,000,000 Shares were designated as the Class A Shares class of the Liquid Assets Fund, 1,250,000,000 Shares were designated as the Class B Shares class of the Liquid Assets Fund, 1,250,000,000 Shares were designated as the Class C Shares class of the Liquid Assets Fund and 1,250,000,000 Shares were designated as the Class D Shares class of the Liquid Assets Fund; 5,000,000,000 Shares being designated as the Municipal Assets Fund, of which 1,250,000,000 Shares were designated as the Class A Shares class of the Municipal Assets Fund, 1,250,000,000 Shares were designated as the Class B Shares class of the Municipal Assets Fund, 1,250,000,000 Shares were designated as the Class C Shares class of the Municipal Assets Fund and 1,250,000,000 Shares were designated as the Class D Shares class of the Municipal Assets Fund; 5,000,000,000 Shares being designated as the Vintage Government Assets Fund, of which 1,250,000,000 Shares were designated as the Class A Shares class of the Vintage Government Assets Fund, 1,250,000,000 Shares were designated as the Class B Shares class of the Vintage Government Assets Fund, 1,250,000,000 Shares were designated as the Class C Shares class of the Vintage Government Assets Fund and 1,250,000,000 Shares were designated as the Class D

Shares class of the Vintage Government Assets Fund; 1,600,000,000 Shares being designated as the Vintage Municipal Bond Fund, of which 800,000,000 Shares were designated as the Class A Shares class of the Vintage Municipal Bond Fund and 800,000,000 Shares were designated as the Class B Shares class of the Vintage Municipal Bond Fund; 1,600,000,000 Shares being designated as the Vintage Equity Fund, of which 800,000,000 Shares were designated as the Class A Shares class of the Vintage Equity Fund and 800,000,000 Shares were designated as the Class B Shares class of the Vintage Equity Fund; 1,600,000,000 Shares being designated as the Vintage Balanced Fund, of which 800,000,000 Shares were designated as the Class A Shares class of the Vintage Balanced Fund and 800,000,000 Shares were designated as the Class B Shares class of the Vintage Balanced Fund; 1,600,000,000 being  designated as the Vintage Aggressive Growth Fund, of which 800,000,000 Shares were designated as the Class A Shares class of the Vintage Aggressive Growth Fund and 800,000,000 Shares were designated as the Class B Shares class of the Vintage Aggressive Growth Fund; 1,600,000,000 Shares being designated as the Vintage Limited Term Bond Fund, of which 800,000,000 Shares were designated as the Class A Shares class of the Vintage Limited Term Bond Fund and 800,000,000 Shares were designated as the Class B Shares class of the Vintage Limited Term Bond Fund; 5,000,000,000 Shares being designated as the Institutional Reserves Fund, of which of which 1,250,000,000 Shares were designated as the Class A Shares class of the Institutional Reserves Fund; 1,250,000,000 Shares were designated as the Class B Shares class of the Institutional Reserves Fund, 1,250,000,000 Shares were designated as the Class C Shares class of the Institutional Reserves Fund and 1,250,000,000 Shares were designated as the Class D Shares class of the Institutional Reserves Fund; 1,600,000,000 Shares being designated as the Technology Fund, of which 400,000,000 Shares were designated as the Class A Shares class of the Technology Fund, 400,000,000 Shares were designated as the Class B Shares class of the Technology Fund, 400,000,000 Shares were designated as the Class C Shares class of the Technology Fund and 400,000,000 Shares were designated as the Class D Shares class of the Technology Fund; and 69,590,012,607 Shares which were not designated or classified.  The aggregate par value of all of such Shares is $100,000,000.

(2)           Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 100,000,000,000 shares of capital stock, $0.001 par value per share, 809,987,393 Shares being designated as the Vintage Bond Fund, all of which Shares will be designated as the Class A

Shares class of the Vintage Bond Fund; 5,000,000,000 Shares being designated as the Liquid Assets Fund, of which 1,250,000,000 Shares will be designated as the Class A Shares class of the Liquid Assets Fund, 1,250,000,000 Shares will be designated as the Class B Shares class of the Liquid Assets Fund, 1,250,000,000 Shares will be designated as the Class C Shares class of the Liquid Assets Fund and 1,250,000,000 Shares will be designated as the Class D Shares class of the Liquid Assets Fund; 5,000,000,000 Shares being designated as the Municipal Assets Fund, of which 1,250,000,000 Shares will be designated as the Class A Shares class of the Municipal Assets Fund, 1,250,000,000 Shares will be designated as the Class B Shares class of the Municipal Assets Fund, 1,250,000,000 Shares will be designated as the Class C Shares class of the Municipal Assets Fund and 1,250,000,000 Shares will be designated as the Class D Shares class of the Municipal Assets Fund; 5,000,000,000 Shares being designated as the Vintage Government Assets Fund, of which 1,250,000,000 Shares will be designated as the Class A Shares class of the Vintage Government Assets Fund, 1,250,000,000 Shares will be designated as the Class B Shares class of the Vintage Government Assets Fund, 1,250,000,000 Shares will be designated as the Class C Shares class of the Vintage Government Assets Fund and 1,250,000,000 Shares will be designated as the Class D Shares class of the Vintage Government Assets Fund; 1,600,000,000 Shares being designated as the Vintage Municipal Bond Fund, of which 800,000,000 Shares will be designated as the Class A Shares class of the Vintage Municipal Bond Fund and 800,000,000 Shares will be designated as the Class B Shares class of the Vintage Municipal Bond Fund; 1,600,000,000 Shares being designated as the Vintage Equity Fund, of which 800,000,000 Shares will be designated as the Class A Shares class of the Vintage Equity Fund and 800,000,000 Shares will be designated as the Class B Shares class of the Vintage Equity Fund; 1,600,000,000 Shares being designated as the Vintage Balanced Fund, of which 800,000,000 Shares will be designated as the Class A Shares class of the Vintage Balanced Fund and 800,000,000 Shares will be designated as the Class B Shares class of the Vintage Balanced Fund; 1,600,000,000 being  designated as the Vintage Aggressive Growth Fund, of which 800,000,000 Shares will be designated as the Class A Shares class of the Vintage Aggressive Growth Fund and 800,000,000 Shares will be designated as the Class B Shares class of the Vintage Aggressive Growth Fund; 1,600,000,000 Shares being designated as the Vintage Limited Term Bond Fund, of which 800,000,000 Shares will be designated as the Class A Shares class of the Vintage Limited Term Bond Fund and 800,000,000 Shares will be designated as the Class B Shares class of the Vintage Limited Term Bond Fund; 5,000,000,000 Shares being designated as the Institutional Reserves Fund, of which of which 1,250,000,000 Shares will be designated as the Class A Shares class of the Institutional Reserves Fund; 1,250,000,000 Shares will be designated as the Class B Shares class of the Institutional Reserves Fund, 1,250,000,000 Shares will be designated as the Class C Shares class of the Institutional Reserves Fund and 1,250,000,000 Shares will be designated as the Class D Shares class of the Institutional Reserves Fund; and 71,190,012,607 Shares which will not be designated or classified.  The aggregate par value of all of such Shares is $100,000,000.

SECOND:               Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of any series or class of the Corporation’s Capital Stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

THIRD:                  The Board of Directors of the Corporation, at a meeting duly called and held, duly authorized and adopted resolutions which provided for the designation and classification of the shares of capital stock of the Corporation as contemplated by these Articles Supplementary.

IN WITNESS WHEREOF, Vintage Mutual Funds, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 31st day of July, 2002; and its President acknowledges that these Articles Supplementary are the act of Vintage Mutual Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST	VINTAGE MUTUAL FUNDS, INC.

/s/	/s/
Mary Dotterer, Secretary	David W. Miles, President